SECOND LOAN MODIFICATION AGREEMENT

                This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 30, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, NY 10017 (“Bank”) and PLUG POWER INC., a Delaware corporation, with its principal place of business at 968 Albany Shaker Road, Latham, New York 12110 (“Borrower”).

1.                    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 9, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 9, 2011, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of September 28, 2011 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                    DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of August 9, 2011, between Borrower and Bank (as amended, the “ IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                     DESCRIPTION OF CHANGE IN TERMS.

A.                  Modifications to Loan Agreement.

1                     The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b) thereof:

“              (i)            Notwithstanding any terms in this Agreement to the contrary: (i) the aggregate amount of Advances outstanding hereunder may not exceed Seven Million Dollars ($7,000,000.00); and (ii) the aggregate amount of Advances based on Inventory Placeholder Invoices outstanding at any time may not exceed the Inventory Placeholder Availability Amount.”

and inserting in lieu thereof the following:

“              (i)            Notwithstanding any terms in this Agreement to the contrary: (A) the aggregate amount of Advances outstanding hereunder may not exceed (1) prior to the occurrence of the Equity Event, Seven Million Dollars ($7,000,000.00) and (2) upon and after the occurrence of the Equity Event, Fifteen Million Dollars ($15,000,000.00); and (B) the aggregate amount of Advances based on Inventory Placeholder Invoices outstanding at any time may not exceed the Inventory Placeholder Availability Amount.”

2                     The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f) thereof:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a non refundable termination fee in an amount equal to Seventy Thousand Dollars ($70,000.00) (the “Early Termination Fee”).”

and inserting in lieu thereof the following:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a non refundable termination fee in an amount equal to One Hundred Fifty Thousand Dollars ($150,000.00) (the “Early Termination Fee”).”

3                     The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“              “Equity Event” means Bank’s receipt of satisfactory evidence that Borrower has received, after the Second LMA Effective Date, unrestricted net cash proceeds in an amount of at least Ten Million Dollars ($10,000,000.00) from the issuance of new equity securities of Borrower to investors acceptable to Bank.”

“              “Second LMA Effective Date” is March 30, 2012 [DATE OF THIS LOAN MODIFICATION AGREEMENT – TO BE COMPLETED AT CLOSING].”

4                     The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“              “Inventory Placeholder Availability Amount” is lesser of (a) Two Million Dollars ($2,000,000.00), (b) twenty five percent (25.0%) of Borrower’s Eligible Inventory and (c) thirty percent (30.0%) of the outstanding amount of all Advances.”

“              “Maturity Date” is 364 days from the Effective Date.”

“              “Minimum Finance Charge” is Four Thousand Dollars ($4,000.00).”

and inserting in lieu thereof the following:

“              “Inventory Placeholder Availability Amount” is lesser of (a) (1) prior to the occurrence of the Equity Event, Two Million Dollars ($2,000,000.00) and (2) upon and after the occurrence of the Equity Event, Three Million Dollars ($3,000,000.00), (b) twenty five percent (25.0%) of Borrower’s Eligible Inventory and (c) thirty percent (30.0%) of the outstanding amount of all Advances.”

“              “Maturity Date” is March 29, 2013 [364 DAYS FROM THE DATE OF THIS LOAN MODIFICATION AGREEMENT – TO BE COMPLETED AT CLOSING].”

“              “Minimum Finance Charge” is Six Thousand Dollars ($6,000.00).”

4.                    FEES.  Borrower shall pay to Bank a modification fee equal to One Hundred Thousand Dollars ($100,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                    RATIFICATION OF IP SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement.

6.                    RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 9, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.                    CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.                    RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.                    NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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                This Loan Modification Agreement is executed as of the date first written above.